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                                                                     Exhibit 3.2



                                     BY-LAWS
                                       OF
                           PRINCETON VIDEO IMAGE, INC.



                               ARTICLE I - OFFICES

         The registered office of the Corporation shall be at such place in the State of New Jersey as shall be designated by the Board of Directors (hereinafter called the "Board").

         The Corporation may also have offices at such other places within or without the State of New Jersey as the Board may from time to time determine or the business of the Corporation may require.


                            ARTICLE II - SHAREHOLDERS

                  1.       PLACE OF MEETINGS.

                  Meetings of shareholders shall be held at the principal office of the Corporation or at such place within or without the State of New Jersey as the Board shall authorize.


                  2.       ANNUAL MEETING.

                  The annual meeting of the shareholders shall be held at such time, date and place as the Board shall determine by resolution, when the shareholders shall elect a Board and transact such other business as may properly come before the meeting.


                  3.       SPECIAL MEETINGS.

                  Special meetings of the shareholders may be called by the Board or by the president and shall be called by the president or the secretary at the request in writing of a majority of the Board or at the request in writing by any shareholder owning shares of the Corporation's capital stock. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.


                  4.       NOTICE OF MEETINGS OF SHAREHOLDERS.

                  Written notice of the time, place and purpose or purposes of every meeting of shareholders shall be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, to each shareholder of record entitled to vote at the meeting.
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                  When a meeting is adjourned to another time or place, it shall not be necessary, unless the by-laws otherwise provide, to give notice of the adjourned meeting if the time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting. However, if after the adjournment the Board fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to notice.


                  5.       WAIVER OF NOTICE OR OF LAPSE OF TIME.

                  Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting prior to the conclusion of the meeting the lack of notice of such meeting, shall constitute a waiver of notice by him.

                  Whenever shareholders are authorized to take any action after the lapse of a prescribed period of time, the action may be taken without such lapse if such requirement is waived in writing, in person or by proxy, before or after the taking of such action, by every shareholder entitled to vote thereon as at the date of the taking of such action.


                  6.       ACTION BY SHAREHOLDERS WITHOUT A MEETING.

                  Any action required or permitted to be taken at a meeting of shareholders by statute, the certificate of incorporation, or by-laws, other than the annual election of directors, may be taken without a meeting upon the written consent of shareholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize such action at a meeting at which all shareholders entitled to vote thereon were present and voting. The written consents of the shareholders consenting thereto shall be filed with the minutes of proceedings of shareholders.


                  7.       QUORUM OF SHAREHOLDERS.

                  Unless otherwise provided in the certificate of incorporation, the holders of shares entitled to cast a majority of the votes at a meeting shall constitute a quorum at such meeting. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. Less than a quorum may adjourn a meeting.

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                  Whenever the holders of any class or series of shares are
entitled to vote separately on a specified item of business, the provisions of the preceding paragraph shall apply in determining the presence of a quorum of such class or series for the transaction of such specified item of business.


                             ARTICLE III - DIRECTORS


                  1.       BOARD OF DIRECTORS.

                  Subject to any provision in the certificate of incorporation, the business of the Corporation shall be managed by its Board, each of whom shall be at least 18 years of age.


                  2.       NUMBER OF DIRECTORS.

                  The authorized number of the directors of the Corporation shall be established from time to time by the Board and shall not be less than one (1) nor more than seven (7).


                  3.       TERM OF DIRECTORS.

                  The directors named in the certificate of incorporation shall hold office until the first annual meeting of shareholders, and until their successors shall have been elected and qualified. At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting, except as otherwise required by the certificate of incorporation or the by-laws in the case of classification of directors. Each director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. A director may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.


                  4.       VACANCIES AND NEWLY CREATED DIRECTORSHIPS.

                  Any directorship not filled at the annual meeting and any vacancy, however caused, occurring in the Board may be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. A director so elected by the Board shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

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                  When one or more directors shall resign from the Board
effective at a future date, a majority of the directors then in office including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as herein provided in the filling of other vacancies.

                  Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose, unless the certificate of incorporation or a by-law adopted by the shareholders authorizes the Board to fill such directorship. A director elected by the Board to fill any such directorship shall hold office until the next succeeding annual meeting of shareholders and until his successor shall have been elected and qualified.

                  If by reason of death, resignation or other cause the Corporation has no directors in office, any shareholder or the executor or administrator of a deceased shareholder may call a special meeting of shareholders for the election of directors and, over his own signature, shall give notice of said meeting in accordance with the by-laws.


                  5.       REMOVAL OF DIRECTORS.

                  One or more or all of the directors of the Corporation may be removed for cause by the shareholders by the affirmative vote of the majority of the votes cast by the holders of share entitled to vote for the election of directors.


                  6. QUORUM OF BOARD OF DIRECTORS AND COMMITTEES; ACTION OF DIRECTORS WITHOUT A MEETING.

                  A majority of the entire Board, or of any committee thereof, shall constitute a quorum for the transaction of business, unless the certificate of incorporation shall provide that a greater or lesser number shall constitute a quorum, which in no case shall be less than the greater of two persons or one-third of the entire Board or committee, except that when a Board of one director is authorized, one director shall constitute a quorum. Any action required or permitted to be taken pursuant to authorization voted at a meeting of the Board or any committee thereof, may be taken without a meeting if, prior or subsequent to such action, all members of the Board or of such committee, as the case may be, consent thereto in writing and such written consents are filed with the minutes of the proceedings of the Board or committee. Such consent shall have the same effect as a unanimous vote of the Board or committee for all purposes.

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                  7.       PLACE OF BOARD MEETINGS.

                  Meetings of the Board may be held either within or without the State of New Jersey.


                  8.       REGULAR ANNUAL MEETING.

                  A regular annual meeting of the Board shall be held immediately following the annual meeting of shareholders at the place of such annual meeting of shareholders.


                  9.       NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT.

                  Regular meetings of the Board may be held with or without notice. Special meetings of the Board shall be held upon notice to the directors and may be called by the president upon three days' notice to each director either personally or by mail or by wire. Special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. Notice of any meeting need not be given to any director who signs a waiver of notice, whether before or after the meeting. The attendance of any director at a meeting without protesting prior to the conclusion of the meeting the lack of notice of such meeting shall constitute a waiver of notice by him. Neither the business to be transacted at, nor the purpose of, any meeting of the Board need be specified in the notice or waiver of notice of such meeting. Notice of an adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment.

                  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.


                  10.      EXECUTIVE AND OTHER COMMITTEES.

                  The Board, by resolution adopted by a majority of the entire Board, may designate from among its members an executive committee and other committees, each consisting of three or more directors. Each such committee shall serve at the pleasure of the Board.

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                  11.      INDEMNIFICATION.

                  (a) A director shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided that this sentence shall not eliminate or limit the liability of a director (i) for any breach of his duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 14A:6-12 of the New Jersey Business Corporation Act, or (iv) for any transaction from which the director derives an improper personal benefit.

                  (b) The Corporation shall indemnify its directors to the full extent permitted by N.J.S.A. 14A:3-5 or any successor statute thereto.

                  (c) No amendment to or repeal of this Section Eleven shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.


                  12.      COMPENSATION.

                  No compensation shall be paid to directors, as such, for their services, but by resolution of the Board a fixed sum and expenses for actual attendance, at each regular or special meeting of the Board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.


                              ARTICLE IV - OFFICERS

                  1.       OFFICES, ELECTION, TERM, SALARIES, SECURITY.

                  The officers of the Corporation shall be a chairman of the Board, a chief executive officer, a chief financial officer, a chief operating officer, a president, a secretary and a treasurer. In addition, the Board may elect additional officers such as one or more vice presidents and such assistant secretaries and assistant treasurers as the Board may deem proper. The officers shall be elected or appointed by the Board.

                  Any two or more offices may be held by the same person.

                  Any officer elected or appointed as herein provided shall hold office until the next regular meeting of the Board following the annual meeting of shareholders or until a successor is elected

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or appointed and has qualified subject to earlier termination by removal or resignation.

                  All officers of the Corporation, as between themselves and the Corporation, shall have such authority and perform such duties in the management of the Corporation as may be provided in the by-laws, or as may be determined by resolution of the Board not inconsistent with the by-laws.

                  The salaries of all officers shall be fixed by the Board.

                  In case the Board shall so require, any officer or agent of the Corporation shall execute to the Corporation a bond in such sum and with such surety or sureties as the Board may direct, conditioned upon the faithful performance of his duties to the Corporation and including responsibility for negligence and for the accounting for all property, funds or securities of the Corporation which may come into his hands.


                  2.       DELEGATION OF DUTIES.

                  In case of the absence of any officer of the Corporation, or for any other reason that may seem sufficient to the Board, the directors may, by a majority vote of the Board, delegate the powers and duties of such officer, for the time being, to any other officer, or to any director.


                  3.       REMOVAL AND RESIGNATION OF OFFICERS; FILLING OF
                           VACANCIES.

                  Any officer elected or appointed by the Board may be removed by the Board with or without cause. An officer elected by the shareholders may be removed, with or without cause, only by vote of the shareholders but his authority to act as an officer may be suspended by the Board for cause.

                  An officer may resign by written notice to the Corporation. The resignation shall be effective upon receipt thereof by the Corporation or at such subsequent time as shall be specified in the notice of resignation.

                  Any vacancy occurring among the officers, however caused, may be filled by election or appointment by the Board for the unexpired term.


                  4.       CHAIRMAN OF THE BOARD.

                  The chairman of the Board shall preside at all meetings of the shareholders and of the Board. He shall have general and

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active management of the business of the Corporation, shall oversee the fulfillment of the Corporation's mission, and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers, except such as may be by statute exclusively conferred on the chairman of the Board, to any other officer or officers of the Corporation. He shall have the authority to execute bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall have the general powers and duties of supervision and management usually vested in an executive officer and the chairman of the board of a corporation. He shall present a report of the condition of the business of the Corporation at each annual meeting of the shareholders and the Board. He shall perform such other duties as may from time to time be requested by the Board.


                  5.       CHIEF EXECUTIVE OFFICER.

                  The chief executive officer shall, in the absence of the chairman of the Board, preside at all meetings of the shareholders and of the Board. Acting under the direction of the Board and the chairman of the Board, he shall have general and active management of the business of the Corporation, shall oversee the marketing, business and strategic development efforts of the Corporation and shall see that all orders and resolutions of the Board are carried into effect, subject, however, to the right of the directors to delegate any specific powers to any other officer or officers of the Corporation. He shall have the authority to executive bonds, mortgages and other contracts under the seal of the Corporation except where the signing and execution thereof shall be expressly designated by the Board to some other officer or agent of the Corporation. He shall have the general powers and duties of supervision and management usually vested in the chief executive officer of a corporation. He shall perform such other duties as may from time to time be requested by the Board or by the chairman of the Board.


                  6.       CHIEF FINANCIAL OFFICER

                  A chief financial officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.

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                  7.       PRESIDENT.

                  The president shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board or the chairman of the Board.


                  8.       CHIEF OPERATING OFFICER.

                  A chief operating officer, if one has been appointed, shall be vested with all of the powers, and shall be required to perform all of the duties, as may be properly assigned by the Board, the chairman of the Board, the chief executive officer or the president.


                  9.       VICE-PRESIDENTS.

                  During the absence or disability of the president, the vice-president, or if there are more than one, the executive vice-president shall have all the powers and functions of the president. Each vice-president shall perform such other duties as the Board shall prescribe.


                  10.      SECRETARY.

                  The secretary shall attend all meetings of the Board and of the shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of shareholders and of special meetings of the Board; keep in safe custody the seal of the Corporation and affix it to any instrument when authorized by the Board; when required, prepare a list of shareholders or cause to be prepared and available at each meeting of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each; keep all the documents and records of the Corporation as required by law or otherwise in a proper and same manner; and perform such other duties as may be prescribed by the Board.


                  11.      ASSISTANT-SECRETARIES.

                  During the absence or disability of the secretary, the assistant-secretary, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the secretary.

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                  12.      TREASURER.

                  The treasurer shall: have the custody of the corporate funds and securities; keep full and accurate accounts of receipts and disbursements in the corporate books; deposit all money and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board; disburse the funds of the Corporation as may be ordered or authorized by the Board and preserve proper vouchers for such disbursements; render to the president and Board at the regular meetings of the Board, or whenever they require it, an account of all his transactions as treasurer and of the financial condition of the Corporation; render a full financial report at the annual meeting of the shareholders if so requested; be furnished by all corporate officers and agents at his request, with such reports and statements as he may require as to all financial transactions of the Corporation; and perform such other duties as are given to him by the by-laws or as from time to time are assigned to him by the Board, the chairman of the Board, the chief executive officer or the president.


                  13.      ASSISTANT-TREASURER.

                  During the absence or disability of the treasurer, the assistant-treasurer, or if there are more than one, the one so designated by the secretary or by the Board, shall have all the powers and functions of the treasurer.


                  14.      INDEMNIFICATION.

                  The Corporation shall indemnify its officers to the full extent permitted by N.J.S.A. 14A:3-5 or any successor statute thereto. No amendment to or repeal of this Section Fourteen shall apply to or have any effect on the liability or alleged liability of any officer of the Corporation for or with respect to any acts or omissions of such officer occurring prior to such amendment.


                ARTICLE V - CERTIFICATES FOR SHARES AND DIVIDENDS

                  1.       CERTIFICATES REPRESENTING SHARES.

                  The shares of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the chairman or vice-chairman of the Board, or the president or a vice-president, and by the treasurer or an assistant-treasurer, or the secretary or an assistant-secretary of the Corporation and shall be sealed with the seal of the Corporation or a facsimile thereof.

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                  2.       LOST OR DESTROYED CERTIFICATES.

                  The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.


                  3.       TRANSFER OF SHARES.

                  Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer shall be entered on the transfer book of the Corporation which shall be kept at its principal office. No transfer shall be made within ten days next preceding the annual meeting of shareholders.

                  The Corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by New Jersey statutes.


                  4.       CLOSING TRANSFER BOOKS.

                  The Board shall have the power to close the share transfer books of the Corporation for a period of not more than ten days during the thirty-day period immediately preceding (a) any shareholders' meeting, or (b) any date upon which shareholders shall be called upon to or have a right to take action without a meeting, or (c) any date fixed for the payment of a dividend or any other form of distribution, and only those shareholders of record at the time the transfer books are closed, shall be recognized as such for the purpose of (a) receiving notice of or voting at such meeting, or (b) allowing them to take appropriate action, or (c) entitling them to receive any dividend or other form of distribution.

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                  5.       DIVIDENDS.

                  Subject to the provisions of the certificate of incorporation and to applicable law, the Corporation may, from time to time, by action of its Board, declare and pay dividends or make other distribution on its outstanding shares in cash or in its own shares or in its bonds or other property, including the shares or bonds of other corporations, except when the Corporation is insolvent or would thereby be made insolvent.

                  Dividends may be declared or paid and other distributions may be made out of surplus only, except as otherwise provided by statute.


                           ARTICLE VI - CORPORATE SEAL

                  The seal of the Corporation shall be circular in form and bear the name of the Corporation, the year of its organization and the words "Princeton Electronic Billboard, Inc., Corporate Seal 1990 New Jersey." The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or any corporate obligation for payment of money may be a facsimile, engraved or printed.


                            ARTICLE VII - FISCAL YEAR

                  The fiscal year of the Corporation shall begin on the first day of July of each year.


                          ARTICLE VIII - BY-LAW CHANGES

AMENDMENT, REPEAL, ADOPTION, ELECTION OF DIRECTORS.

                  Except as otherwise provided in the certificate of incorporation, the by-laws may be amended, repealed or adopted by vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by the Board but any by-law adopted by the Board may be amended by the shareholders entitled to vote thereon.

                  If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.


Dated: December 10, 1998

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